UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.               )

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☐	Soliciting Material Pursuant to §240.14a-12

TITANIUM ASSET MANAGEMENT CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TITANIUM ASSET MANAGEMENT CORP.

777 E. Wisconsin Avenue

Milwaukee, WI 53202

May 24, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Titanium Asset Management Corp. will hold its Annual Meeting of Stockholders on Monday, June 18, 2012 at 1:00 p.m. local time at our principal executive offices located at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, for the following purposes:

•	To elect a Board of Directors of ten members;

•	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Holders of common stock as of the close of business on May 10, 2012 are entitled to notice of and to attend this Annual Meeting, as set forth in the Proxy Statement. A list of stockholders as of that date will be available for inspection during ordinary business hours at the principal executive offices at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin for ten days before the Annual Meeting.

Holders of common stock are entitled to vote on the election of four of the directors and on all other matters. Clal Finance Ltd., voting its common stock as a separate class, is entitled to vote on the election of the remaining six directors.

The Board of Directors recommends a vote “FOR” each nominee named in the proxy statement, and “FOR” the ratification of KPMG LLP as the company’s independent registered public accounting firm for 2012. Whether or not you plan to attend the Annual Meeting, please vote your shares by completing and returning the enclosed proxy card.

This Proxy Statement, a proxy card and the 2011 Annual Report on Form 10-K are being distributed on or about May 24, 2012 to those entitled to vote.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2012: The Proxy Statement and Annual Report on Form 10-K are available at http://www.cstproxy.com/ti-am/2012.

By Order of the Board of Directors,

/s/ Jonathan Hoenecke

Jonathan Hoenecke
Secretary

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GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	The Board of Directors (the “Board”) of Titanium Asset Management Corp. (“we,” “us” or the “Company”) is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2012 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, fax or in person.

Q:	Who is paying for this solicitation?

A:	The Company will pay for the solicitation of proxies and will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock. Our directors, officers and employees will not receive additional compensation for any solicitation activities.

Q:	What am I voting on?

A:	There are two items that stockholders are being asked to vote on at the Annual Meeting:

•	Proposal One – Election of directors

•	Proposal Two – Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012.

Q:	Who can vote?

A:	Stockholders of record of common stock at the close of business on May 10, 2012 may vote at the 2012 Annual Meeting. As of May 10, 2012, there were 20,634,232 shares of common stock outstanding. On Proposal One, the election of directors, all stockholders vote together for the election of four directors; Clal Finance Ltd. (“Clal”) votes as a separate class for the election of the other six directors. On Proposal Two, the ratification of KPMG LLP as our independent registered public accounting firm, all stockholders vote together.

Q:	How do I vote and how do I revoke my proxy?

A:	If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote in person, please bring a form of identification, such as a valid driver’s license or passport, and proof that you are a stockholder as of May 10, 2012. If your shares are registered in street name (namely, in the name of a broker, bank or other nominee), you may not vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank or other nominee.

To vote by proxy, please vote your shares by marking, dating, signing and mailing the enclosed proxy card in the postage-prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy card.

If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you sign your proxy card, but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the four nominees for director for whom all stockholders are entitled to vote, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012 and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting.

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If your shares are registered in street name (namely, in the name of a broker, bank or other nominee) you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your brokerage firm, bank, or other nominee should have enclosed, or should provide, a voting instruction form for you to use in directing it how to vote your shares.

Q:	What is the deadline for submitting a proxy?

A:	Proxies submitted must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?

A:	Voting can take place at the Annual Meeting only if holders of a majority of the voting power of the issued and outstanding stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:	Abstentions—If you specify on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum.

Broker Non-Votes— A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter. If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares only on certain “routine” matters like the ratification of KPMG LLP as our independent registered public accounting firm for 2012 (the election of directors is not a routine matter). Broker non-votes are counted toward establishing a quorum.

Directors are elected by a plurality of votes cast in the election of directors (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

Assuming a quorum is present, ratification of the appointment of the auditors requires that more votes represented by shares be voted in favor of such ratification than are voted against such ratification. Any shares not voted at the Annual Meeting with respect to such ratification (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.

Q:	Can I vote on other matters?

A:	You are entitled to vote on any other matters that are properly brought before the Annual Meeting. We do not expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which, in the case of the Annual Meeting, includes discretionary authority to vote on all matters for which notice had not been received on or before March 19, 2012.

Q:	How do I submit proposals for inclusion in the proxy statement and proxy card for the 2013 annual meeting of stockholders?

A:	Stockholders who intend to present proposals at the 2013 Annual Meeting under Securities and Exchange Commission (the “SEC”) Rule 14a-8 must ensure that such proposals are received by our Corporate Secretary not later than January 24, 2013 in order to have the proposals included in our proxy statement and proxy card for that meeting. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our Proxy Statement for our 2013 Annual Meeting. The proposal must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial owner for which the proposal is made; and identify any material interest that the stockholder of record or any beneficial owner has in the business. In addition, if we do not receive notice of a matter to be presented at our 2013 Annual Meeting by April 9, 2013, the proxyholders for our 2013 Annual Meeting will have discretionary authority to vote on such matter.

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Q:	When and where is the Annual Meeting being held?

A:	The Annual Meeting will be held on Monday, June 18, 2012 at 1:00 p.m. local time at our principal executive offices located at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. If you need directions to the Annual Meeting so that you may attend or vote in person, please contact Linda Flynn at (414) 765-1980, extension 747.

Q:	How may I communicate with the Board of Directors?

A:	Stockholders may communicate with the Board or with a single director or group of directors by sending an email to: boarddirectors@ti-am.com. Messages received will be forwarded to the appropriate director or directors. However, commercial advertisements or other forms of solicitation will not be forwarded.

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PROPOSAL ONE

Election of Directors

Our Board currently consists of ten directors. One of the Company’s current directors, Tal Raz, who serves as a Clal nominated director and whose term expires at the Annual Meeting, will not stand for re-election, and Clal has nominated Hanna David to fill the opening. Below are the names and ages of the nominees, the years they became directors, their principal occupations or employment for at least the past five years and directorships they hold, or have held in the past five years, in other companies. Directors will hold office until the 2013 Annual Meeting or until their successors are elected and qualified.

Pursuant to the terms of our certificate of incorporation, for so long as Clal or any affiliate of Clal owns of record at least 35.0% of our then-issued and outstanding common stock, Clal may elect (and remove or replace) up to six directors on our Board. Clal has currently determined to elect six directors.

So long as Clal maintains this ownership level, our certificate of incorporation provides that, in addition to the Clal directors, our Board must consist of not more than three directors who are executive officers of the Company and at least two non-executive directors who are designated by the Board as independent. The nominees listed below have been identified as “executive officers,” “independent directors” and “Clal directors.”

Nominees for election by all holders of common stock

The individuals named as proxyholders will vote your proxy for the election of the nominees listed below for whom you are entitled to vote unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve) the individuals named as proxyholders may vote for a substitute.

In connection with the election of these four directors, the four nominees receiving the highest number of votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that such nominee should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our Board.

Executive Officer Nominees

Robert Brooks, 57, has served as a director since February 8, 2010. He was appointed as our Chief Executive Officer on February 8, 2010. Previously, Mr. Brooks was appointed as a Managing Director of the Company on July 14, 2008 and as Executive Vice President of National Investment Services, Inc. (“NIS”) in 2000. Prior to that time, Mr. Brooks served as Vice-President and Senior Vice President at NIS. In those positions, Mr. Brooks was the lead officer for business development, client relations and consultant relations for the Company, and was involved in long-term strategic planning for the Company. Prior to joining NIS in 1994, Mr. Brooks worked at Zenith Administrators, Inc. from 1990 to 1994, as vice president and Chicago branch office manager. He served in the same capacity at Kelly & Associates, Inc. from 1984 to 1990. Prior to Kelly & Associates, Inc., Mr. Brooks worked in administration of large pension plans and was a field service officer with the Teamsters Central States Pension Fund from 1979 to 1984. Mr. Brooks is an Investment Management Committee Member of the International Foundation of Employee Benefit Plans. Mr. Brooks attended St. Thomas College and graduated from Chicago State University.

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Brian L. Gevry, CFA, 45, has served as a director since June 21, 2010. He was appointed as our Chief Operating Officer on February 8, 2010. Previously, Mr. Gevry was appointed a Managing Director of Titanium on January 15, 2009. He was named the Chief Executive Officer of Boyd on February 18, 2006 and has been Co-Chief Investment Officer since July 2000. Mr. Gevry initially joined Boyd in 1991 as a Portfolio Analyst and acted as its Chief Operating Officer from 2000 to February 17, 2006. Mr. Gevry is a charter member of the CFA Institute, and a member of the CFA Society of Cleveland, and received his MBA from Case Western Reserve University and his BA from Cleveland State University.

Independent Director Nominees

Ron Braverman, 49, has served as a director since November 1, 2009. From 1990 to 2002, Mr. Braverman held a number of senior positions at Citibank N.A. including heading its Financial Institutions Group for Central and Eastern Europe, Middle East, Africa, and South Asia. From 2002, Mr. Braverman has been the Managing Member of Danover Capital, a privately held investment company. Mr. Braverman is a graduate of the Wharton School, University of Pennsylvania.

T. Raymond Suplee, CPA, 65, has served as a director since January 30, 2008. Mr. Suplee has been the chairman of the board of Suplee & Shea, P.A., a Sarasota-based certified public accounting firm since December 1983. Mr. Suplee has been a practicing certified public accountant since 1974 and his practice concentrates on individual and business taxation. Mr. Suplee previously served as chairman of Landmark Bank of Florida, an independent community bank in Sarasota, and has been a director of Albritton Fruit Co. since December 1998. Mr. Suplee is a graduate of Villanova University.

Nominees for election by Clal

Yoram Naveh, 40, has served as a director since February 8, 2010. Mr. Naveh was appointed as our Chairman on December 19, 2011. Mr. Naveh currently serves as the Chief Executive Officer of Clal, an Israeli financial institution that is an affiliate of the Company. Previously, Mr. Naveh served as the Executive Vice President for Clal and as Chief Executive Officer of Clal Finance Batucha Investment Management Ltd., a subsidiary of Clal. From 2004 to 2008, Mr. Naveh was a Deputy Director and General Counsel of the Corporate Finance Department of the Israel Securities Authority. From 1998 to 2004, Mr. Naveh was an associate with Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Law Offices, one of Israel’s leading law firms. Mr. Naveh holds a European Master in Law and Economics and graduated from Haifa University with an LLB and a BA in Economics.

Avigdor Kaplan, 74, has served as a director since July 19, 2007. From May 1997 until March 2008, Mr. Kaplan was the chief executive officer of the Clal Insurance Enterprises Holdings Group, which provides insurance, investment and pension services to individuals and corporate clients, and is the parent company of Clal. In March 2008, Mr. Kaplan was nominated as chairman of the board of Clal Insurance Enterprises Holdings Ltd. Mr. Kaplan also serves as chairman of the board of Guard Insurance Group, a U.S.-based company and subsidiary of Clal Insurance Enterprises Holdings Ltd. Mr. Kaplan served as a director of Advanced Technology Acquisition Corp., a company registered with the SEC, from July 2007 to June 2008. From November 1992 to February 1997, Mr. Kaplan was the chief executive officer of Clalit Health Services, a health maintenance organization in Israel. He worked in different capacities at Israel Aircraft Industry Ltd. from 1978 to 1992, including serving as executive vice president. Mr. Kaplan received a BA in Economics from Hebrew University and an MSc in Industrial Management Engineering from the Technion Institute of Technology.

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Shy Talmon, 54, has served as a director since July 1, 2009. Since March 2008, Mr. Talmon has been the chief executive officer of the Clal Insurance Enterprises Holdings Group, which provides insurance, investment and pension services to individuals and corporate clients, and is the parent company of Clal. From 2000 to 2008, Mr. Talmon worked for Bank Hapoalim, Israel’s largest bank, where he was most recently the deputy chief executive officer and head of its corporate banking department. From 1995 to 1999, Mr. Talmon worked at the Israel Finance Ministry as Accountant General. Mr. Talmon serves as a director of the board of Clal Insurance Enterprises Ltd. and its subsidiaries.

Emmanuel Gill, 71, has served as a director since February 8, 2010. He was appointed as our Vice Chairman on February 8, 2010. Mr. Gill has been President and Chief Executive Officer of Gilbridge Holdings Ltd. since 1999. Gilbridge Holdings Ltd. is a private company which invests in Israeli-based businesses and assists them in developing their businesses in the United States market. Mr. Gill currently is an investor in and director of LivePerson, Inc., an investor in and Chairman of the Board of Bioview Ltd., and an investor in, and a director of, ADI Video Technologies. Between 1979 and 1999, Mr. Gill was President and Chief Executive Officer of Elbit Ltd., an Israeli manufacturer of electronics for the defense, communications and medical imaging industries. In 1996, Elbit completed a strategic spin-off, forming three separate publicly-traded companies, and Mr. Gill remained Chairman of each of the Elbit spin-offs until forming Gilbridge in 1999. Mr. Gill received a B.S. from the Technion, Israel Institute of Technology.

Robert Kelly, 67, has served as a director since March 31, 2008. He is a founder of NIS and was appointed as its Chairman and Chief Executive Officer in 1993 and served in that capacity until 2011. Before founding NIS, he worked at National Investment Services of America, Inc. from 1990 to 1994. Prior to that, Mr. Kelly was president of Kelly & Associates, Inc., which provided administrative services to pension and health plans until its sale in 1990. Mr. Kelly is a past president of the Society of Professional Benefit Administrators and a served as a director of the International Foundation of Employee Benefit Plans for 20 years. Mr. Kelly has also served as vice chairman of Saint Mary’s University of Minnesota. Mr. Kelly attended the University of Notre Dame and Florida Atlantic University.

Hanna David, 38, joined Clal in 2010 and currently serves as Chief Financial Officer. From 1995 to 2010, Mrs. David served as a senior manager in Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global. Mrs. David holds an Masters of Business Administration from Tel Aviv University in Israel and her bachelor’s degree in accounting and economics from the Hebrew University in Jerusalem, Israel. Mrs. David also holds a certified public accountant license in Israel.

Leadership Structure

The Board is led by a Chairman, while our management team is led by a Chief Executive Officer (“CEO”), both positions being elected by the Board. The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a separate director serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the directors in the oversight of the Company and active participation of the directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the CEO to focus on the management of the Company’s day-to-day operations.

Board Role in Risk Oversight

The Board, together with the Audit Committee, has oversight for the Company’s risk management framework, both investment risk and operational risk, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. In this regard, they oversee an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The Board has determined that its leadership and risk oversight are appropriate for the Company.

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Corporate Governance

We use the current listing standards for the Nasdaq Stock Market (Rule 5605(a)(2)) to determine director independence for service on the Board. Under these standards, “independent director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq standards provide that the following persons shall not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the company;

•	a director who accepted or who has a family member (namely, spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home) who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

•	compensation for board or board committee service;

•	compensation paid to a family member who is an employee (other than as an executive officer) of the company; or

•	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•	a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	payments arising solely from investments in the company’s securities; or

•	payments under non-discretionary charitable contribution matching programs.

•	a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•	a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

As set forth above, our Board (including a separate vote as required by our certificate of incorporation of our independent directors and executive officer directors) has determined that T. Raymond Suplee, Emmanuel Gill, and Ron Braverman are independent under the Nasdaq listing standards and the other directors and the new nominee are not independent (while for purposes of the Company’s Bylaws Mr. Gill is listed as a Clal director because Clal nominated him, he has, as noted above, been determined to be independent under the Nasdaq listing standards). The Board considered transactions and relationships, both direct and indirect, between each director (and his immediate family) and us and our subsidiaries and affirmatively determined that Messrs. Suplee, Gill and Braverman do not have any material relationship, either direct or indirect, with us other than as a director and/or stockholder.

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The Board met seven times in 2011. We have two standing committees of the Board: the Audit Committee and the Remuneration Committee. Each current director other than Mr. Avigdor attended at least 75% of the total Board and applicable committee meetings that were held while he was a director in 2011. We held an annual meeting in 2011, but no directors, other than Mr. Kelly, were required to attend.

Each of these committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. A copy of the charters for the Audit Committee and the Remuneration Committee, as well as our Code of Ethics, can be found on our website at www.ti-am.com. Please note that information on, or that can be accessed through, our website, other than our Proxy Statement, form of proxy and Annual Report on Form 10-K, is not part of the proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Audit Committee

The Audit Committee performs the following principal functions: (a) oversees the selection process for, and appointment of, our external auditors; (b) pre-approves all auditing services performed by the auditor and all non-audit services subject to the de minimis exception of Section 10A(i)(1)(B) of the Exchange Act; (c) oversees the relationship with the external auditor; and (d) monitors in discussion with the external auditors the integrity of the financial statements of the Company, including its annual and interim reports, and any formal announcements relating to our financial performance and reviews significant financial reporting issues and judgments which they contain.

The members of the Audit Committee are currently T. Raymond Suplee and Ron Braverman. The Audit Committee met six times in 2011. The Board has determined that Mr. Suplee, a certified public accountant, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and would also meet the independence standards applicable to audit committee members under the Nasdaq listing standards (namely, the general independence standards, as well as the additional standards required under Rule 10A-3 of the Exchange Act). Nasdaq listing standards would require that all the members of the Audit Committee meet these standards.

Remuneration Committee

The Remuneration Committee performs the following principal functions: (a) determines and agrees with the Board the framework or broad policy for the remuneration of our Chief Executive, Chairman, the executive Directors and the Company Secretary; (b) determines the total individual remuneration package of our Chief Executive, Chairman, the Company Secretary, each executive Director and other executives, including bonuses, pension rights, incentive payments and options within the terms of the agreed policy; (c) approves the design of, determines targets for, and monitors, any performance-related pay programs and approves the total annual payments made under such programs; and (d) oversees any major changes in employee benefit structures.

As part of its overall responsibilities, the Remuneration Committee considers the risks of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

Because each of our subsidiaries was acquired with independent compensation and benefits programs in place, our 2011 compensation framework (including compensation of executive officers employed at the subsidiary level) was initially developed at each subsidiary and then submitted as a proposal for review by the Remuneration Committee. These compensation proposals have then been considered by the Remuneration Committee and, subject to adjustments required by the Remuneration Committee, implemented at the subsidiary level. In providing guidance to the subsidiaries on executive compensation, the Remuneration Committee reviews with our CEO each executive’s performance and accomplishments over the prior year. Neither we nor the Remuneration Committee have to date employed the services of a compensation consultant to assist in determining appropriate compensation levels for executive officers or others.

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The members of the Remuneration Committee are currently Emmanuel Gill, Ron Braverman, and T. Raymond Suplee. The Remuneration Committee met twice in 2011. Nasdaq listing standards would require that the Remuneration Committee members meet its general independence standards.

Director Nominations

As described above, so long as Clal or any affiliate of Clal owns of record at least 35.0% of our then-issued and outstanding common stock, Clal may elect (and remove and replace) up to six directors. The certificate of incorporation further dictates the remaining composition of the Board so long as Clal maintains this ownership level, which is not more than three directors who are executive officers and at least two non-executive directors who are designated by the Board as independent. Because these provisions constrain the role that may be played by a nominating committee, we have not to date established one. All of the directors participate in consideration of the ten nominees.

The Board has not fixed any specific minimum qualifications for directors, except that up to three of the directors may come from those designated as executive officers. Of the two independent director nominees, the Board believes that at least one (Mr. Suplee) should meet the qualifications of an audit committee financial expert and that all members should possess general knowledge, skill and experience in business, finance and administration; business management experience; knowledge about the asset management industry or other areas of knowledge useful to our business; and other attributes the Board believes will contribute to our success and achievement of our goals. The Board will also consider a candidate’s ability to devote time to our affairs and to serve the long-term interests of our stockholders. The Board will consider director candidates recommended by stockholders, in addition to those suggested by other Board members and members of management. A stockholder who wishes to make such a recommendation should notify our Corporate Secretary in writing at our headquarters at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. The Board will not evaluate candidates differently based upon the source of the potential nominee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR WHOM YOU ARE ENTITLED TO VOTE.

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Proposal Two

Ratification of the Appointment of
Our Independent Registered Public Accounting Firm

Effective May 1, 2012, our Audit Committee and the Board (including a separate vote as required by our certificate of incorporation of our independent directors and executive officer directors) approved the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm. During the year ended December 31, 2011 and through May 1, 2012, we did not nor did anyone acting on our behalf, consult KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

We are asking you and other stockholders to ratify the appointment of KPMG. No representative of KPMG is expected to be present at the Annual Meeting.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of KPMG. An affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two as required in order to ratify the appointment of KPMG. In the event that our stockholders do not ratify this appointment of KPMG, we will review our future appointment of KPMG.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the SEC rules on the independence of auditors.

Audit Fees

KPMG served as our independent registered public accounting firm for the years ended December 31, 2011 and December 31, 2010.

Audit Fees. The aggregate audit fees billed by KPMG for 2011 and 2010 were $447,000 and $375,000, respectively. These fees are for professional services rendered for the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in Form 10-Q Quarterly Reports.

Audit-Related Fees. There were no audit-related fees billed by KPMG in 2011. The aggregate audit-related fees billed by KPMG in 2010 were $20,000. These fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For 2010, these services include transitional costs in connection with the change in auditors, consultations concerning financial accounting and reporting standards, and accounting consultations in connection with acquisitions.

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Tax Fees. There were no tax fees billed by KPMG in 2011 or 2010. These services would include assistance in the preparation of federal and state tax returns, assistance with tax reporting and audit compliance, tax planning, and tax consulting and assistance on acquisitions.

All Other Fees. There were no other fees billed by KPMG in 2011 or 2010. These fees would include products and services other than the services reported above.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of the two directors whose names appear below.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for 2011 and met with management, as well as with representatives of KPMG, LLP, the Company’s independent registered public accounting firm at the time, to discuss the financial statements. The Audit Committee also discussed with members of KPMG, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from KPMG, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of KPMG, LLP their independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2011 be included in the Company’s Annual Report on Form 10-K for 2011.

T. Raymond Suplee (Chairman)
Ron Braverman

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STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

Set forth below as of May 10, 2012 (except as otherwise noted) are (i) all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who we know to be the beneficial owner of more than 5.0% of our common stock and the number of shares they beneficially own and (ii) each of the directors and nominees, each of the named executive officers and the directors and the executive officers as a group and the number of shares they beneficially own. Except as noted, each person has sole voting power and dispositive power over the shares shown in this table.

Unless otherwise indicated, the address for each stockholder is c/o Titanium Asset Management Corp., 777 E. Wisconsin Avenue, Milwaukee, Wisconsin, 53202-5310.

	Common Stock
Name and Address of Beneficial Owner	Shares		%
Clal Finance Ltd.(1) 37 Menachem Begin Street Tel-Aviv 65220, Israel	10,585,400	(2)	51.3
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	2,366,332	(3)	11.5
Yoram Naveh	—		—
Emmanuel Gill	—		—
Avigdor Kaplan	—		—
Shy Talmon	—		—
Tal Raz	—		—
Robert Kelly	—		—
Robert Brooks	—		—
Brian L. Gevry	37,440		*
Jonathan B. Hoenecke	42,333		*
T. Raymond Suplee	599,998		2.9
Ron Braverman	—		—
Hanna David	—		—
Directors and officers as a group (11 persons)	679,771		3.3
* The percentage of shares or voting power beneficially owned is less than or equal to 1.0%.

(1) Based on a Schedule 13G dated February 10, 2012. The addresses of the principal business offices or, if none, residence of the persons or entities identified in the Schedule 13G are as follows: Clal Finance Ltd., 37 Menachem Begin Street, Tel-Aviv 65220, Israel; Clal Insurance Enterprises Holdings Ltd., 48 Menachem Begin Street, Tel-Aviv, 66180, Israel; IDB Development Corporation Ltd., The Triangular Tower, 44th floor, 3 Azrieli Center, Tel Aviv 67023, Israel; IDB Holding Corporation Ltd., The Triangular Tower, 44th floor, 3 Azrieli Center, Tel Aviv 67023, Israel; Mr. Nochi Dankner, The Triangular Tower, 44th floor, 3 Azrieli Center, Tel Aviv 67023, Israel; Mrs. Shelly Bergman, 9 Hamishmar Ha’Ezrachi Street, Afeka, Tel Aviv 69697, Israel; Mrs. Ruth Manor, 26 Hagderot Street, Savyon 56526, Israel; and Mr. Avraham Livnat, Taavura Junction, Ramle 72102, Israel.

(2) The Schedule 13G indicates that each of the listed persons and entities has shared voting power and shared dispositive power over all of the shares. Clal, an Israeli private corporation, is a wholly owned subsidiary of Clal Insurance Enterprises Holdings Ltd., an Israeli public corporation (“Clal Insurance”). By reason of Clal Insurance’s control of Clal, Clal Insurance may be deemed to be the beneficial owner of, and to share the power to vote and dispose of, the shares owned beneficially by Clal.

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Clal Insurance is a majority owned subsidiary of IDB Development Corporation Ltd., an Israeli private corporation (“IDB Development”). By reason of IDB Development’s control of Clal Insurance, IDB Development may be deemed to be the beneficial owner of, and to share the power to vote and dispose of, the shares owned beneficially by Clal.

IDB Development is a wholly owned subsidiary of IDB Holding Corporation Ltd., an Israeli public corporation (“IDB Holding”). By reason of IDB Holding’s control (through IDB Development) of Clal Insurance, IDB Holding may be deemed beneficial owner of, and to share the power to vote and dispose of, the shares owned beneficially by Clal.

Mr. Nochi Dankner, Mrs. Shelly Bergman, Mrs. Ruth Manor and Mr. Avraham Livnat may, by reason of their interests in, and relationships among them with respect to, IDB Holding, be deemed to control the corporations referred to in the paragraphs above. By reason of the control of IDB Holding by Nochi Dankner, Shelly Bergman, Ruth Manor and Avraham Livnat, and the relations among them, Nochi Dankner, Shelly Bergman, Ruth Manor and Avraham Livnat may each be deemed beneficial owner of, and to share the power to vote and dispose of, the shares owned beneficially by Clal.

(3) Based on a Schedule 13G dated July 11, 2011, Wellington Management Company, LLP has shared voting power over 1,438,343 of these shares and shared dispositive power over all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in fiscal 2011.

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes the compensation earned during 2011 and 2010 by certain executive officers. We refer to the executive officers listed in this table as our “named executive officers.”

2011 SUMMARY COMPENSATION table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert P. Brooks,	2011	400,000		150,000		—	—	—	—	38,868	(3)	588,868
Chief Executive Officer (1)	2010	400,000	(2)	150,000	(2)	—	—	—	—	53,604	(3)	603,604
Robert E. Kelly,	2011	300,000		—		—	—	—	—	476,394	(5)	776,394
Former co-Chairman(4)	2010	400,000		—		—	—	—	—	53,440	(5)	453,440
Brian L. Gevry,	2011	386,361		—		—	—	—	—	29,576	(7)	415,937
Chief Investment and Chief Operating Officer(6)	2010	235,622		—		—	—	—	—	18,449	(7)	254,071
Jonathan B. Hoenecke,	2011	185,000		—		—	—	—	—	13,070	(8)	198,070
Chief Financial Officer	2010	170,000		—		—	—	—	—	35,473	(8)	205,473

(1)	Mr. Brooks was appointed our Chief Executive Officer effective February 8, 2010.
(2)	Combined salary and bonus amount for 2010 reflects an agreed to fixed compensation level and reflects a reduction to the amount that Mr. Brooks would have earned had he been paid under the terms of his then existing employment agreement.
(3)	Amount represents matching and company contributions to the NIS defined contribution plan and premiums paid under NIS’s employee benefit programs for life, health and dental insurance coverage.
(4)	Mr. Kelly resigned as an officer of Titanium and NIS effective September 30, 2011 and is receiving severance payments pursuant to his employment agreement.
(5)	Amounts include matching and company contributions to the NIS defined contribution plan and premiums paid under NIS’s employee benefit programs for life, health and dental insurance coverage. All other compensation for 2011 includes $455,000 of severance related payments to be paid to Mr. Kelly pursuant to his employment agreement.
(6)	Mr. Gevry was appointed our Chief Operating Officer effective February 8, 2010.
(7)	Amount represents matching contributions under Boyd’s defined contribution plan and premiums paid under Boyd’s employee benefit programs for life, health and dental insurance coverage.
(8)	Amount represents matching and company contributions to the NIS defined contribution plan and premiums paid under NIS’s employee benefit programs for life, health and dental insurance coverage.

Employment Agreements

Robert E. Kelly

As noted above, Mr. Kelly resigned as an officer of Titanium and NIS effective September 30, 2011 and is receiving severance payments pursuant to his employment agreement. The agreement with Robert E. Kelly provided for his employment as NIS’s Chief Executive Officer, for an annual base salary of $400,000, subject to review and adjustment by the NIS Board of Directors (the “NIS Board”) on each anniversary and annual cash bonuses determined in the sole discretion of the NIS Board. He was also entitled to participate in all benefit programs NIS made available to executive employees, including health care plans, life insurance plans, disability insurance and retirement plans.

The agreement contains customary proprietary information, invention, non-competition and non-solicitation provisions, to which Mr. Kelly is subject for the periods set forth in the agreement. The non-competition provision (which extends to competition with the Company as a whole and its worldwide affiliates) and the non-solicitation provision apply for two years until September 30, 2013.

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Robert P. Brooks

The agreement with Robert P. Brooks, as amended April 29, 2011, provides for his employment as Chief Executive Officer, for an annual base salary of $400,000 with a guaranteed bonus of $150,000. This total compensation is subject to review and adjustment by our Board on each anniversary. He is also entitled to participate in all benefit programs we make available to executive employees, including health care plans, life insurance plans, disability insurance and retirement plans. The agreement also provides for certain perquisites, including NIS-paid parking and club dues.

The Robert P. Brooks agreement currently extends through March 31, 2013 and continues for additional one-year periods thereafter unless either the Company or Mr. Brooks provides 60 days’ written notice prior to its then-scheduled expiration. The agreement may also be terminated earlier by the Company for cause or at the election of Mr. Brooks, in which cases Mr. Brooks is only entitled to his total compensation through the date of termination. It may also be terminated by the Company without cause or by Mr. Brooks for good reason. In either of these events, provided Mr. Brooks executes a release in favor of the Company, he is entitled to twelve months’ of then total compensation, payable on a regular payroll basis, and continuation of the Company contributions towards his health care, dental, disability and life insurance benefits (although his entitlement in respect of benefits may terminate earlier if he is actually covered or becomes covered by equivalent benefits). The agreement also terminates on Mr. Brooks’ disability or death in which event he or his estate is entitled to his total compensation until the end of the month in which his death or disability occurs.

The agreement contains customary proprietary information, invention, non-competition and non-solicitation provisions. The non-competition provision (which extends to competition with the Company as a whole and its worldwide affiliates) and the non-solicitation provision apply during the term of the agreement and for two years after Mr. Brooks is no longer employed by the Company.

Brian L. Gevry

The agreement with Brian L. Gevry, dated December 28, 2010, provides for his employment as Chief Investment Officer and Chief Operating Officer, for an annual base salary of $375,000 and eligibility for all incentive programs of the Company at amounts to be determined by the Company’s Remuneration Committee. The base salary adjusts to $400,000 in 2012 and is subject to review and adjustment by the Company’s Remuneration Committee thereafter. The total compensation is subject to review and adjustment by our Board on each anniversary of the agreement. He is also entitled to participate in all benefit programs we make available to executive employees, including health care plans, life insurance plans, disability insurance and retirement plans. The agreement also provides for certain perquisites, including reasonable business expenses.

The Brian L. Gevry agreement currently extends through December 31, 2012 and continues for additional one-year periods thereafter unless either the Company or Mr. Gevry provides 90 days’ written notice prior to its then-scheduled expiration. The agreement may also be terminated earlier by the Company for cause or at the election of Mr. Gevry, in which cases Mr. Gevry is only entitled to his total compensation through the date of termination. It may also be terminated by the Company for cause or by Mr. Gevry for good reason. In either of these events, provided Mr. Gevry executes a release in favor of the Company, he is entitled to twelve months’ of then total compensation, payable immediately, and continuation of the Company contributions towards his health care, dental, disability and life insurance benefits (although his entitlement in respect of benefits may terminate earlier if he is actually covered or becomes covered by equivalent benefits). The agreement also terminates on Mr. Gevry’s disability or death in which event he or his estate is entitled to his total compensation until the end of the month in which his death or disability occurs.

The agreement contains customary proprietary information, invention, non-competition and non-solicitation provisions. The non-competition provision (which extends to competition with the Company as a whole and its worldwide affiliates) and the non-solicitation provision apply during the term of the agreement and for two years after Mr. Gevry is no longer employed by the Company.

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Jonathan B. Hoenecke

The agreement with Jonathan B. Hoenecke, dated May 21, 2010, provides for his employment as Chief Financial Officer, for an annual base salary and eligibility for all incentive programs of the Company at amounts to be determined by the Company’s Remuneration Committee. The base salary is subject to review and adjustment by the Company’s Remuneration Committee and was adjusted to $185,000 for 2011. He is also entitled to participate in all benefit programs we make available to executive employees, including health care plans, life insurance plans, disability insurance and retirement plans. The agreement also provides for certain perquisites, including reasonable business expenses.

The Jonathan B. Hoenecke agreement currently extends through May 21, 2013 and continues for additional one-year periods thereafter unless either the Company or Mr. Hoenecke provides 90 days’ written notice prior to its then-scheduled expiration. The agreement may also be terminated earlier by the Company for cause or at the election of Mr. Hoenecke, in which cases Mr. Hoenecke is only entitled to his total compensation through the date of termination. It may also be terminated by the Company without cause or by Mr. Hoenecke for good reason. In either of these events, provided Mr. Hoenecke executes a release in favor of the Company, he is entitled to twelve months’ of then total compensation, payable immediately, and continuation of the Company contributions towards his health care, dental, disability and life insurance benefits (although his entitlement in respect of benefits may terminate earlier if he is actually covered or becomes covered by equivalent benefits). The agreement also terminates on Mr. Hoenecke’s disability or death in which event he or his estate is entitled to his total compensation until the end of the month in which his death or disability occurs.

The agreement contains customary proprietary information, invention, non-competition and non-solicitation provisions. The non-competition provision (which extends to competition with the Company as a whole and its worldwide affiliates) and the non-solicitation provision apply during the term of the agreement and for two years after Mr. Hoenecke is no longer employed by the Company.

Deferred Compensation Plan

Our nonqualified deferred compensation plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their annual base salary (up to 50.0%) and/or bonuses (up to 50.0%) in a manner similar to the way in which a traditional 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code of 1986, as amended (the “Code”). Our nonqualified deferred compensation plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Nonqualified Deferred Compensation Plan is limited to a group of our and our subsidiaries’ management employees.

Amounts deferred by each participant pursuant to our nonqualified deferred compensation plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the nonqualified deferred compensation plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the deemed investment options elected by a participant. Currently, the deemed investment options consist of the following: Franklin Flex Cap Growth Fund, Franklin Small-Mid Cap Growth Fund, Mutual Discovery, Franklin Large Cap Value Fund, Templeton Foreign Fund, Templeton Developing Markets Fund and Franklin U.S. Government Securities Fund. In addition, we may credit additional discretionary contributions to a participant’s account for any plan year as determined by us or provided for by an employee’s employment agreement. Distributions are made in accordance with elections filed by participants at the time of their initial deferrals and distributions generally are expected to occur after a participant’s separation of service.

Other Compensation

NIS maintains a non-standardized 401(k) profit-sharing plan which is a salary reduction/profit sharing plan. The plan covers NIS employees who are over 21 years of age and have completed at least one year of service with the company. Employees may elect to defer an amount of their compensation each year, subject to the maximum contribution limits established by law. NIS matches 50.0% of its employees elective deferrals of up to 6.0% of their compensation. Matching contributions vest in accordance with the plan’s vesting schedule. Prior to 2011, the plan also provided for a company contribution based on a fixed percentage of the employees compensation. Effective January 1, 2011, this fixed percentage company contribution was eliminated. The plan also provides a discretionary contribution component whereby NIS can make additional contributions to the plan based upon the compensation of eligible employees. Messrs.  Brooks and Hoenecke are current participants in the NIS plan and Mr. Kelly was a participant in the NIS plan through September 30, 2011. Company contributions for each are reflected in the “All Other Compensation” column of the Summary Compensation Table.

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Boyd maintains a 401(k) plan that covers all Boyd employees. Employees may elect to defer an amount of their compensation each year, subject to the maximum contribution limits established by law. Boyd matches 100.0% of its employees elective deferrals of up to 4.0% of their compensation. Matching contributions vest in accordance with the plan’s vesting schedule. Mr. Gevry is a participant in the Boyd plan and company contributions are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Effective January 1, 2012, the NIS plan was amended and restated as the Titanium Asset Management Corporation Retirement Plan (the Titanium Retirement Plan) and the Boyd and Wood plans were merged into the Titanium Retirement Plan. The Titanium Retirement Plan covers all of the Company’s eligible employees. Employees may elect to defer an amount of their compensation each year, subject to maximum contribution limits established by law. The Company provides for a 100.0% match of the Company’s employee elective deferrals of up to 4.0% of their compensation. Matching contributions vest in accordance with the plan’s vesting schedule.

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Compensation of Directors

Directors who are not affiliated with us receive an annual cash retainer of $30,000, which is paid in quarterly installments. Directors who are officers of Clal or any of its affiliates do not receive retainer for their service on the Board. None of our executive officers receive a cash retainer for their service on the Board.

Directors have a right to be reimbursed for costs they incur in connection with attending a meeting of the Board. There is no limit on the amount of these reimbursements.

In May 2010, we entered into a consulting arrangement with Mr. Gill, pursuant to which he provides us with strategic consulting and corporate development services. Mr. Gill receives an annual fee of $100,000 for providing these consulting services.

The following table summarizes the director compensation for 2011 for all of our non-employee Directors during 2011. Directors who are employees do not receive any additional compensation for their services as directors beyond the amounts previously disclosed in the Summary Compensation Table.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tal Raz (1)	—	—	—	—	—	—	—
Emmanuel Gill	100,000	—	—	—	—	—	100,000
Avigdor Kaplan (1)	—	—	—	—	—	—	—
Shy Talmon (1)	—	—	—	—	—	—	—
Yoram Naveh (1)	—	—	—	—	—	—	—
T. Raymond Suplee	30,000	—	—	—	—	—	30,000
Ron Braverman	30,000	—	—	—	—	—	30,000

(1) Messrs. Raz, Kaplan, Talmon, and Naveh are current or former officers of Clal or its affiliates and do not receive compensation for the service on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Emmanuel Gill, T. Raymond Suplee, and Ron Braverman serve on the Remuneration Committee of the Board. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Remuneration Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Transactions

From time to time we have entered, and may in the future enter, into various transactions with our officers, directors and holders of more than 5.0% of our common stock that may not be the result of arms-length third-party negotiations.

Wood Asset Management has entered into a sub-advisory agreement pursuant to which it will sub-advise a mutual fund that Clal manages. Wood receives a management fee based on the assets under management. Wood began managing assets under this arrangement in January 2011. The terms of this agreement were approved by the independent directors prior to its execution. Wood received $57,298 pursuant to this arrangement in 2011.

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Related Party Approval Requirement

So long as Clal owns at least 35.0% of our then issued and outstanding common stock, our certificate of incorporation provides that we may not enter into any transaction or arrangement with Clal or any “related party” of Clal without the affirmative vote of a majority of the directors who are independent or executive officers voting separately as a class. Our certificate of incorporation provides that in approving the terms of any such transaction or arrangement the directors who are independent or executive officers shall give consideration as to whether the terms are fair and reasonable insofar as our stockholders are concerned. For these purposes, “related party” would generally include:

(a) any person who is a director of Clal or of any company which is its subsidiary or parent undertaking, other subsidiary undertaking of its parent company;

(b) a substantial stockholder (namely., any person who holds any legal or beneficial interest directly or indirectly in 10% or more of any class of securities of Clal (excluding treasury shares) or 10% or more of the voting rights (excluding treasury shares) of Clal); or

(c) an associate of (a) or (b) being: (i) the family of such a person; (ii) the trustees (acting as such) of any trust of which the individual or any of the individual’s family is a beneficiary or discretionary object; (iii) any company in whose equity shares such a person individually or taken together with his or her family (or if a director, individually or taken together with his family and any other director of that company) are directly or indirectly interested (or have a conditional or contingent entitlement to become interested) to the extent that they are or could be able to exercise or control the exercise of 30% or more of the votes (excluding treasury shares) able to be cast at general meetings on all, or substantially all, matters or to appoint or remove directors holding a majority of voting rights at board meetings on all, or substantially all, matters; (iv) any other company which is its subsidiary undertaking, parent undertaking or subsidiary undertaking of its parent undertaking; (v) any company whose directors are accustomed to act in accordance with (a)’s directions or instructions; (vi) any company in the capital of which (a), either alone or together with any other company within (iv) or (v) or both taken together, is (or would on the fulfillment of a condition or the occurrence of a contingency be) interested in the manner described in (iii). No such transactions were considered or effected during 2011, nor are any currently proposed.

ANNUAL REPORT

Upon written request to the Corporate Secretary, Titanium Asset Management Corp., 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, we will provide without charge to each person requesting a copy of our 2011 Annual Report on Form 10-K, including the financial statements and any exhibits.

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▼FOLD AHD DETACH HERE AND READ THE REVERSE SIDE ▼

 PROXY

Titanium Asset Management Corp.

Proxy for Annual Meeting of Stockholders – June 18, 2012
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Titanium Asset Management Corp. hereby constitutes and appoints ROBERT BROOKS and JONATHAN HOENECKE, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock of Titanium Asset Management Corp. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Titanium Asset Management Corp. to be held at its principal executive offices located at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, on June 18, 2012, at 1:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR the election of the four nominees for director, FOR ratification of the appointment of KPMG LLP as Titanium Asset Management Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and in accordance with the judgment of the proxyholder, upon any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

You can view the Proxy Statement and Annual Report on Form 10-K at http://www.cstproxy.com/ti-am/2012.

PLEASE FILL IN, DATE, SIGN AND MAIL
THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
(Continued and to be Marked, Dated and Signed on Reverse Side)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND PROPOSAL.	Please mark your vote like this	☒

1 ELECTION OF DIRECTORS (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW.)		FOR all nominees listed to the left (except as marked to the contrary to the left)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	2 PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31,2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		☐	☐
Robert Brooks Brian L. Gevry	T. Raymond Suplee Ron Braverman			In their discretion, the proxyholders are authorized to vote upon matters incident to the conduct of the meeting and upon such other business (which the Board of Directors did not know, prior to making this solicitation, would come before the meeting) as may properly come before the meeting or any adjournment thereof.

(continued on reverse side)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date ,	2012.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.